AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Live Nation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3247759
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive

Beverly Hills, California 90210

(Address of principal executive offices) (Zip Code)

Amended and Restated Live Nation, Inc. Stock Bonus Plan

(Full title of the plan)

Michael G. Rowles

General Counsel

Live Nation, Inc.

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value per share (“Common Stock”)(2)	1,500,000	$9.12(3)	$13,680,000(3)	$975.38

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) also covers an indeterminate number of additional shares that may be necessary to adjust the number of shares being issued pursuant to the plan as a result of stock splits, stock dividends or similar transactions.
(2)	Each share of Common Stock includes one Series A junior participating preferred stock purchase right (the “Rights”), which initially attach to and trade with the shares of Common Stock being registered hereby. The terms of the Rights are described in the Rights Agreement filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) on December 23, 2005, as amended by the First Amendment to Rights Agreement filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K with the Commission on March 3, 2009.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock on January 20, 2010, as quoted on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Live Nation, Inc. (the “registrant”) relating to 1,500,000 additional shares of the Common Stock issuable to the registrant’s eligible directors, employees and consultants under the Amended and Restated Live Nation, Inc. Stock Bonus Plan (the “Plan”). The registrant previously registered shares of Common Stock issuable under the Plan by Registration Statement No. 333-149901 on Form S-8 filed with the Commission on March 26, 2008 and Registration Statement No. 333-157664 on Form S-8 filed with the Commission on March 3, 2009. In accordance with General Instruction E to Form S-8, the contents of these previously filed registration statements are incorporated by reference herein to the extent not modified or superseded hereby or thereby or by a subsequently filed document that is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by us with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(i)	The registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended;

(ii)	The registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

(iii)	The registrant’s Current Reports on Form 8-K, filed with the Commission on February 10, 2009 (two filings), February 13, 2009, February 25, 2009, March 3, 2009, March 20, 2009, April 24, 2009, May 28, 2009, June 3, 2009, July 7, 2009, October 22, 2009, November 6, 2009, December 22, 2009, January 8, 2010 and January 25, 2010 (two filings) and the Current Report on Form 8-K/A filed on September 16, 2009 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

(iv)	A description of the Common Stock and the Rights included under the caption “Description of Our Capital Stock” in the Information Statement filed as Exhibit 99.1 to the registrant’s Registration Statement on Form 10, as amended (File No. 01-32601), filed with the Commission on December 8, 2005, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The opinion of counsel regarding the validity of the shares of Common Stock that may be issued under the Plan is provided by Eric Lassen, Senior Vice President and Deputy General Counsel of the registrant.

Item 8.	Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beverly Hills, California, on this 25th day of January, 2010.

LIVE NATION, INC.

By:	/s/ KATHY WILLARD
Kathy Willard
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Michael Rapino and Kathy Willard, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MICHAEL RAPINO	President, Chief Executive Officer and Director	January 25, 2010
Michael Rapino

/s/ KATHY WILLARD	Chief Financial Officer	January 25, 2010
Kathy Willard

/s/ BRIAN CAPO	Chief Accounting Officer	January 25, 2010
Brian Capo

/s/ ARIEL EMANUEL	Director	January 25, 2010
Ariel Emanuel

/s/ ROBERT TED ENLOE, III	Director	January 25, 2010
Robert Ted Enloe, III

/s/ JEFFREY T. HINSON	Director	January 25, 2010
Jeffrey T. Hinson

/s/ JAMES S. KAHAN	Director	January 25, 2010
James S. Kahan

/s/ L. LOWRY MAYS	Director	January 25, 2010
L. Lowry Mays

/s/ RANDALL T. MAYS	Director	January 25, 2010
Randall T. Mays

/s/ CONNIE MCCOMBS MCNAB	Director	January 25, 2010
Connie McCombs McNab

/s/ MARK SHAPIRO	Director	January 25, 2010
Mark Shapiro

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Rights Agreement between CCE Spinco, Inc. and The Bank of New York, as rights agent, dated December 21, 2005 (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

4.2	First Amendment to Rights Agreement between Live Nation, Inc. and The Bank of New York Mellon, dated February 25, 2009 (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed March 3, 2009).

4.3	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

4.4	Form of Right Certificate (incorporated by reference to Exhibit 4.3 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

5.1	Opinion of Eric Lassen, Deputy General Counsel of Live Nation, Inc.

10.1	Amended and Restated Live Nation, Inc. Stock Bonus Plan, dated January 22, 2010 (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed January 25, 2010).

23.1	Consent of Eric Lassen, Senior Vice President and Deputy General Counsel of Live Nation, Inc. (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).